SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant                     /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Soliciting Material Pursuant to Schedule 240.14a-11(c) or Schedule
     240.14a-12

                       LUMISYS INCORPORATED
          ------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------
             (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/x/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1.  Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------
     2.  Aggregate number of securities to which transaction applies:

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     3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4.  Proposed maximum aggregate value of transaction:

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     5.  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     6.  Amount Previously Paid:

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     7.  Form, Schedule or Registration Statement No.:

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     9.  Date Filed:

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                                 LUMISYS
                            225 Humboldt Court
                            Sunnyvale CA  94089
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 1999

                 TO THE STOCKHOLDERS OF LUMISYS INCORPORATED

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lumisys Incorporated, a Delaware corporation (the "Company"), will be held on Thursday, June 17, 1999 at 1:00 p.m. local time at the offices of the Company at 225 Humboldt Court, Sunnyvale, California, for the following purposes:

1. To elect two directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and have qualified.

2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 350,000 shares to an aggregate total of 1,250,000 shares.

3. To approve the amendment and restatement of the Company's 1995 Non-Employee Directors' Stock Option Plan, as amended, including an amendment to increase the number of shares of Common Stock authorized for issuance under such plan by 300,000 shares to an aggregate total of 562,500 shares.

4. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 1999.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 23, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                     By Order of the Board of Directors


                                     /s/ Andrei Manoliu
                                     -----------------------------------
                                     Andrei M. Manoliu
                                     Secretary
Sunnyvale, California
May 6, 1999

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


                                LUMISYS
                          225 Humboldt Court
                         Sunnyvale, CA  94089

                            PROXY STATEMENT
                    FOR ANNUAL MEETING OF STOCKHOLDERS
                             June 17, 1999

              INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Lumisys Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 17, 1999 at 1:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company at 225 Humboldt Court, Sunnyvale, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 6, 1999 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on April 23, 1999 will be entitled to notice of and to vote at the Annual
Meeting. At the close of business on April 23, 1999, the Company had outstanding and entitled to vote 9,544,253 shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 225 Humboldt Court, Sunnyvale, CA 94089, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is April 18, 2000. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.


                                PROPOSAL 1
                           ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term.
Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

The Board of Directors is presently composed of eight members. There are two directors in the class whose term of office expires in 1999. One of the nominees for election to this class is currently a director who was previously elected by the stockholders and the other is a new director. If elected at the Annual Meeting, the nominees would serve until the 2002 annual meeting and until each of his successors is elected and has qualified, or until such director's earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL
MEETING:

C. RICHARD KRAMLICH

Mr. Kramlich has been a member of the Company's Board of Directors since October 1987. Mr. Kramlich has been a General Partner of New Enterprise Associates, a venture capital firm, since June 1978. Mr. Kramlich is also a director of Ascend Communications, Inc., Chalone Inc., Silicon Graphics, Inc., Healtheon Corporation and Com21, Inc. Mr. Kramlich holds a B.S. degree in history from Northwestern University and an M.B.A. from Harvard University.

ROBERT J. GALLAGHER

Mr. Gallagher presently serves as Vice Chairman of the Board and Senior Vice President of Acuson Corporation, ("Acuson"), a leading manufacturer of diagnostic medical ultrasound systems. From 1994 until his retirement in March 1999, Mr. Gallagher served as Chief Operating Officer of Acuson. From 1983 to 1994, Mr. Gallagher held the position of Chief Financial Officer of Acuson. Prior to joining Acuson, Mr. Gallagher held several positions at Spectra-Physics, Inc. Mr. Gallagher holds a B.S. degree in electrical engineering from Rutgers University and an M.B.A. from Stanford University. Mr. Gallagher also serves on the Board of Directors of Celeritek, Inc.

                           MANAGEMENT RECOMMENDS
              A VOTE IN FAVOR OF MR. KRAMLICH and MR. GALLAGHER

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING:

PHILLIP BERMAN, M.D.

Dr. Berman has served as a member of the Company's Board of Directors and as President since joining the Company in November 1997 upon completion of the acquisition of CompuRAD, Inc., ("CompuRAD"). In August 1998, Dr. Berman was appointed Chief Executive Officer of the Company. Dr. Berman was Chairman, Chief Executive Officer and President of CompuRAD since 1992. After practicing medicine in New York, Dr. Berman founded Arizona State Radiology, P.C., a radiology practice in Tucson, Arizona ("ASR") in 1988. Dr. Berman served as President of ASR until 1995 and as Chairman of Radiology of St. Mary's Hospital in Tucson through 1992. Dr. Berman received a B.A. in Anthropology from Harvard University in 1975 and an M.D. from The Medical College of Pennsylvania in 1980. He served as an intern at Cedars-Sinai Medical Center in Los Angeles and a resident in Diagnostic Radiology at the University of California at San Diego and Scripps Clinic.

DANIEL BURSTEIN

Mr. Burstein has been a member of the Board of Directors since April 1999. Since 1989, Mr. Burstein has served as a Senior Advisor at The Blackstone Group ("Blackstone"), one of Wall Street's leading private merchant banks. At Blackstone, Mr. Burstein has focused on global strategy and new business development specializing in China, Japan and other Pacific/Asia markets. Mr. Burstein is also a partner and Chief Investment officer of PS Capital, a venture capital partnership founded in 1997 that invests primarily in seed and early stage new technology and media companies. Mr. Burstein is the best-selling author of five books on global economic, financial and technological issues.

CRAIG L. KLOSTERMAN

Mr. Klosterman has been a member of the Board of Directors since June 1998. Since August 1998, Mr. Klosterman has served as the Chief Financial Officer and a Senior Vice President of Informatica Corporation, an enterprise software company. From February 1993 to August 1998, Mr. Klosterman held a number of positions at Lumisys, including Chief Operating Officer, Chief Financial Officer and Executive Vice President. Prior to February 1993, he held executive and financial positions at Voysys and KLA Instruments. Mr. Klosterman holds a B.S. in mechanical engineering from the University of Wisconsin and an M.B.A. in Finance from The Wharton School.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING:

BALA S. MANIAN, PH.D.

Dr. Manian, the founder of Lumisys, has served on the Board of Directors of the Company since October 1998 and was elected Chairman of the Board in November 1998. Dr. Manian founded Biometric Imaging, now a division of Becton Dickinson, in 1991, and served as its Chairman of the Board from 1991 until February 1999. Prior to Biometric Imaging, Dr. Manian founded Molecular Dynamics in June 1987. Molecular Dynamics manufactures and markets analytical systems for molecular biology and genetic engineering research. Dr. Manian also founded Digital Optics Corporation, an optical instrumentation and systems development company acquired by Matrix Corporation in 1984. An expert in the design of electro-optical systems, Dr. Manian holds more than 25 patents and has authored more than 35 scientific publications. He has a B.S. in physics from the University of Madras, an M.S. in applied optics from the University of Rochester, and a Ph.D. in mechanical engineering from Purdue University.

DOUGLAS G. DEVIVO, PH.D.

Dr. DeVivo has served on the Board of Directors since 1992, and served as Chairman from 1994 to November 1998. Dr. DeVivo also served as Chief Executive Officer of the Company from March 1998 to August 1998. He has been a venture capitalist since 1981 and was a founding general partner of Vanguard Associates, Sequoia Capital Growth Fund and Alce Partners. He presently serves on the Board of Directors of Gabelli Securities, Inc, a subsidiary of Gabelli Asset Management Company, and is Chairman of VertiCom, a private telecommunications company. Dr. DeVivo is an engineering graduate of Rensselaer Polytechnic Institute and earned a Ph.D. in chemistry from Northeastern University and an M.B.A. from the Haas School of Business of the University of California, Berkeley.

ALBERT L. GREENE

Mr. Greene has served on the Board since April 1999. Mr. Greene is President and Chief Executive Officer of HealthCentral.com, a consumer health information service, and has over 25 years of senior management experience in the healthcare industry. From 1990 to 1998, he served as President and CEO of Alta Bates Medical Center in Berkeley, CA. Simultaneously, from 1996 to 1998 he served as President and CEO of Alta Bates Health System and as CEO of the East Bay Service Area of Sutter Health. He oversaw five hospitals, two nursing homes, four home health agencies, a physician practice management organization and a managed care enterprise with over 200,000 lives. Previously, he served as President and CEO of Sinai Samaritan Medical Center in Milwaukee and as Administrator of Harper Hospital in Detroit. He has served as Chairman of the California Healthcare Association, the California Association of Hospitals and Health Systems and the Hospital Council of Northern and Central California. He also served as the California state delegate to the American Hospital Association. He presently serves on the Board of Directors of two other publicly traded entities, Quadramed and Acuson Corp. Mr. Greene has a B.A. from Ithaca College and a Masters of Hospital Administration from the University of Michigan.


BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 1998, the Board of Directors held nine meetings. The Board has an Audit Committee and a Compensation Committee. The Audit Committee and Compensation Committee each met one time during the year ended 1998.

The Audit Committee of the Board of Directors reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent accountants. The Audit Committee was composed of two non-employee directors. At December 31, 1998, the committee consisted of Dr. DeVivo and Mr. Klosterman. Mr. Klosterman replaced Dr. Matthew Miller who resigned from the Board in August 1998.

The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock option plans. At December 31, 1998, the Compensation Committee was composed of three non-employee directors: Messrs. Kramlich and Vanchieri and Dr. Lapan. Mr. Vanchieri was appointed to the Compensation Committee upon the resignation of Dr. Miller in August 1998.

During the fiscal year ended December 31, 1998, each director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which they were a director or committee member, respectively.


                           PROPOSAL 2
       APPROVAL OF AN AMENDMENT TO THE 1995 STOCK OPTION PLAN

In September 1995, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1995 Stock Option Plan (the "1995 Plan"). As a result of amendments in May 1997 and March 1998, there were 900,000 shares of the Company's Common Stock authorized for issuance under the 1995 Plan.

At April 16, 1999, options (net of canceled or expired options) covering an aggregate of 793,481 shares of the Company's Common Stock had been granted under the 1995 Plan, and only 106,519 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1995 Plan. During the last fiscal year, under the 1995 Plan, the Company has granted to employees and executive officers, as a group, options to purchase 714,650 shares at exercise prices of $3.25 to $5.00 per share. Effective March 12, 1998, the Company offered non-officer employees holding outstanding options the opportunity to exchange each option for one option share priced at $4.16, the closing price on that date. All other terms remained unchanged. As a result of the offer, 117,150 options were exchanged.

In March 1999, the Board approved an amendment to the 1995 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1995 Plan from a total of 900,000 shares to 1,250,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options under the 1995 Plan at levels determined appropriate by the Board and the Compensation Committee.

Stockholders are requested in this Proposal 2 to approve the 1995 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1995 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                     THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 1995 Plan are outlined below:

GENERAL

The 1995 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1995 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1995 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

The 1995 Plan was adopted to provide a means by which selected employees and directors of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees, directors and consultants, to secure and retain the services of persons capable of filling such positions and to provide incentive for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 98 employees are eligible to participate in the 1995 Plan.

ADMINISTRATION

The 1995 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1995 Plan and, subject to the provisions of the 1995 Plan, to determine the persons to whom and the dates of which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the options. The Board of Directors is authorized to delegate administration of the 1995 Plan to a committee of the Board. The Board of Directors has delegated the administration of the 1995 Plan to the Compensation Committee and has established a Non-Officer Stock Option Committee, consisting of Phillip Berman, the Company's President and Chief Executive Officer, with authority to grant stock options to persons who are not at the time of the grant of the options subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the 1995 Plan, the Board of Directors refers to the Compensation Committee and the Non-Officer Stock Option Committee as well as to the Board of Directors itself.

ELIGIBILITY

Incentive stock options may be granted under the 1995 Plan to all employees (including officers) of the Company and its affiliates.
Employees (including officers) directors and consultants are eligible to receive nonstatutory stock options under the 1995 Plan.

No incentive stock option may be granted under the 1995 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of the grant. For incentive stock options granted under the 1995 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. In addition, no person shall be eligible to be granted options covering more than five hundred thousand (500,000) shares of the Company's Common Stock in any calendar year.

STOCK SUBJECT TO THE 1995 PLAN

If options granted under the 1995 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1995 Plan.

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the 1995 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options under the 1995 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options under the 1995 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At April 16, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $2.875 per share.

In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding, higher priced options, whether incentive or nonstatutory, with new lower, priced options. In March 1998, the Company repriced 117,150 outstanding options originally granted to its non-officer employees at a new exercise price of $4.13 per share.

The exercise price of options granted under the 1995 Plan must be paid either: (a) in cash at the time the option is exercised; (b) at the discretion of the Board either, (i) by delivery of other Common Stock of the Company, or (ii) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the 1995 Plan become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1995 Plan typically vest at a rate of 25% of the shares on the first anniversary of the date of grant and 6.25% of the shares each quarter thereafter for the next three years during the optionee's employment or service as a consultant. Shares covered by options granted in the future under the 1995 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1995 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

Term. The maximum term of options under the 1995 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1995 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of decent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting or director relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specific reasons.

ADJUSTMENT PROVISIONS

If there is any change in the stock subject to the 1995 Plan or subject to any option granted under the 1995 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1995 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

The 1995 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, any surviving corporation shall assume any options outstanding under the 1995 Plan or substitute similar options for those outstanding under the 1995 Plan, or such outstanding options shall continue in full force and effect. In the event that any surviving corporation refuses to assume or continue options outstanding under the 1995 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time; provided, however, that the time during which such options may be exercised may, at the discretion of the Board of Directors, be accelerated and the options terminated if not exercised prior to such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the 1995 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1995 Plan will terminate in September 2005.
The Board may also amend the 1995 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its-adoption by the Board if the amendment would require stockholder approval in order for the 1995 Plan to satisfy the requirements of
Section 422 of the Code, Rule 16b-3 promulgated under Section 16 of the Exchange Act or any Nasdaq or securities exchange requirements.

RESTRICTIONS ON TRANSFER

Under the 1995 Plan, an incentive stock option will not be transferable by the optionee other than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option generally will not be transferable except by will or the laws of descent and distribution, unless such nonstatutory stock option expressly provides for transferability. In addition, an optionee may designate a beneficiary who may exercise his or her option after death.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options. Incentive stock options under the 1995 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. Nonstatutory stock options granted under the 1995 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory option. Upon exercise of a nonstatutory option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions. As a part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholder, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.


                                PROPOSAL 3

                    APPROVAL OF THE 1995 NON-EMPLOYEE
                 DIRECTORS STOCK OPTION PLAN, AS AMENDED

In August 1995, the Board of Directors adopted, and the stockholders subsequently approved, the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), which provided for the automatic grant of options to purchase shares of the Company's Common Stock to non-employee directors of the Company ("Non-Employee Directors"). As a result of an amendment in March 1998, there were 262,500 shares of the Company's Common Stock authorized for issuance under the Directors' Plan.

At April 16, 1999, options (net of canceled or expired options) covering an aggregate of 230,859 shares of the Company's Common Stock had been granted under the Directors' Plan, and only 31,641 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan. During the last fiscal year, 212,892 options to purchase shares were granted under the Directors' Plan

In April 1999, the Board approved an amendment to the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Directors' Plan by 300,000 shares from a total of 262,500 shares to 562,500 shares. The Board adopted this amendment to ensure that the Company could continue to grant nondiscretionary stock options, and may grant discrtionary stock options to Directors at levels necessary to continue to attract and retain Non-Employee Directors.

At the same Board meeting in April 1999, the Board also approved an amendment to the Directors' Plan, subject to stockholder approval, to change the automatic granting of the nonstatutory options. Under the current plan, each director is automatically granted an option to purchase 50,000 shares of the Company's Common Stock on the date of his or her initial election to the Board. On the date that all previous options or stock purchases by a Non-Employee Director either under the Directors' Plan or otherwise become fully vested, such Non-Employee Director will be automatically granted, as of such date, another option to purchase 50,000 shares of the Company's Common Stock (assuming such person is still a Non-Employee Director of the Company). Options granted under the Directors' Plan generally will vest 25% after one year and then ratably at 6.25% per quarter thereafter over a three year period.

Under the proposed amendment, each director is automatically granted an option to purchase 25,000 shares of the Company's Common Stock on the date of his or her initial election to the Board which are immediately fully vested. On the first anniversary of the director's initial election to the Board, the director is automatically granted an additional option to purchase 25,000 shares of the Company's Common Stock which are immediately fully vested. Additional option grants after the second anniversary of the director's initial election to the Board will be determined by the Board.

Stockholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                      THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Directors' Plan, as amended, are outlined below:

General

The Directors' Plan provides for the automatic grant of nonstatutory stock options. Nonstatutory stock options granted under the Directors' Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

Purpose

The Directors' Plan was adopted to provide a means by which Directors of the Company who are not employed by the Company or an affiliate could be given an opportunity to purchase stock in the Company through the grant of nondiscretionary options. Under the terms of the directors' Plan, as amended, Non-Employee Directors may be granted discretionary stock options after the second anniversary of the Non-Employee Director's election to the Board when such Non-Employee Director is no longer eligible to receive non-discretionary stock options under the Directors' Plan, as amended. All of the Company's Non-Employee Directors are eligible to participate in the Directors' Plan.

Administration

The Directors' Plan is administered by the Board. The Board is authorized to delegate administration of the Directors' Plan to a committee of the Board. The Board has delegated the administration of the Directors' Plan to the Compensation Committee.

Eligibility

Options may be granted under the Directors' Plan only to Non-Employee Directors of the Company.

Non-Discretionary Grants

Pursuant to the terms of the Directors' Plan, as amended, on and after April 27, 1999, each Non-Employee Director is automatically granted an initial option to purchase 25,000 shares of the Company's Common Stock on the date of his or her initial election or appointment to the Board, or if later, on the date of the annual meeting of stockholders held in 1999 at which the amendments to the Directors' Plan are approved. On the first anniversary of the Non-Employee Director's initial grant, each optionee who is still servingas a Non-Employee Director automatically will be granted an additional option to purchase 25,000 shares of the Company's Common Stock. Each of these non-discretionary grants will be fully vested and immediately exercisable upon grant.

Discretionary Grants

Pursuant to the terms of the Directors' Plan, as amended, from and after June 17, 1999, the Board will determine whether to make one or more discretionary option grants to a Non-Employee Director. Each discretionary grant will vest and be exercisable as determined by the Board. However, a Non-Employee Director who previously received a non-discretionary initial grant on or after April 27, 1999, may not receive a discretionary grant before the second anniversary of such initial grant.

Stock Subject to the Directors' Plan

If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Directors' Plan.

Terms of Options

The following is a description of the terms of options under the Directors' Plan, as amended.

Exercise Price; Payment. The exercise price of nonstatutory stock options under the Directors' Plan is 100% of the fair market value of the Company's Common Stock subject to the option on the date of grant. At April 16, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $2.88 per share.

The exercise price of options granted under the Directors' Plan must be paid either: (a) if less than 1,000 shares are being purchased, in cash at the time the option is exercised; or (b) if 1,000 or more shares are being purchased, by delivery of other Common Stock of the Company or in cash at the time the option is exercised or a combination thereof.

Option Exercise. Options granted under the Directors' Plan, as amended, generally will vest 100% immediately upon grant.

Term. The term of options under the Directors' Plan is the shorter of 10 years or three months after termination of the optionee's service as a Non-Employee Director. If the optionee dies while serving as a Non-Employee Director, the option my be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of decent and distribution.

Adjustment Provisions

If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

The Directors' Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, then to the extent permitted by law, the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event can be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Directors' Plan will terminate in August 2005.

The Board may also amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders within 12 months before or after its adoption by the Board if the amendment requires stockholder approval in order for the Directors' Plan to comply with Rule 16b-3 of the Exchange Act or any Nasdaq or securities exchange listing requirements.

Restrictions on Transfer

Under the Directors' Plan, options are generally nontransferable by the optionee other than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee.

Federal Income Tax Information

Nonstatutory Stock Options. Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory option. Upon exercise of a nonstatutory option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the stock was held.


                           PROPOSAL 4
         RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the fiscal year ended December 31, 1992. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       MANAGEMENT RECOMMENDS
                   A VOTE IN FAVOR OF PROPOSAL 4



                      SECURITY OWNERSHIP OF
              CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 1, 1999 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                Beneficial Ownership (1)
                                                ------------------------
                                                Number of     Percent of
Beneficial Owner                                  Shares         Total
----------------                                -----------   ----------
Bala S. Manian, PhD. (2)                          472,597         4.93%

Phillip Berman, M.D. (3)                          444,983         4.64%

Douglas G. DeVivo, Ph.D. (4)                      433,813         4.43%

Stephen J. Weiss                                  151,911         1.59%

C. Richard Kramlich (5)                           126,905         1.32%

Craig L. Klosterman (6)                           117,042         1.22%

John M. Burgess (7)                               115,000         1.19%

Lindon J. Livoni (8)                               77,287         *

Dean G. MacIntosh (9)                              41,523         *

Mark Mariotti (10)                                 30,179         *

Daniel Burnstein                                      ---         *

Robert J. Gallagher                                   ---         *

Albert L. Greene                                      ---         *

All directors and executive officers
as a group (14 persons) (11)                    2,086,240        20.67%
----------------------------------
*  Less than one percent.
(1) This table is based upon information supplied by officer, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,580,953 shares outstanding on April 1, 1999, adjusted as required by rules promulgated by the SEC.
(2)  Dr. Manian's business address is the same as that of the Company.
(3) Includes 428,743 shares beneficially owned by the P. Berman Family, L.L.C., of which Dr. Berman is a general partner. Dr. Berman shares voting and investment power with respect to such shares and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein. Also includes 16,240 shares subject to stock options exercisable within 60 days of April 1, 1999.
(4) Includes 54,687 shares held in trust. Dr. DeVivo shares voting and investment power with respect to the shares held in trust. Also includes 216,666 shares subject to stock options exercisable within 60 days of April 1, 1999.
(5) Includes 17,578 shares subject to stock options exercisable within 60 days of April 1, 1999.
(6) Includes 41,150 shares subject to stock options exercisable within 60 days of April 1, 1999.
(7) Includes 53,750 shares subject to stock options exercisable within 60 days of April 1, 1999.
(8) Includes 14,062 shares subject to stock options exercisable within 60 days of April 1, 1999.
(9) Includes 34,858 shares subject to stock options exercisable within 60 days of April 1, 1999.
(10) Includes 30,179 shares subject to stock options exercisable within 60 days of April 1, 1999.
(11) Includes 483,430 shares held by entities affiliated with certain directors and includes 424,483 shares subject to stock options held by directors and officers exercisable within 60 days of April 1, 1999. See footnotes (2)-(10).

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                         EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Non-Employee Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings.

In August 1995, the Board adopted the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and amended it in March 1998 and April 1999, to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company ("Non-Employee Directors"). As amended, the maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 562,500. Under the proposed amendment, each director is automatically granted an option to purchase 25,000 shares of the Company's Common Stock on the date of his or her initial election to the Board which are immediately fully vested. On the first anniversary of the director's initial election to the Board, the director is automatically granted an additional option to purchase 25,000 shares of the Company's Common Stock which are immediately fully vested. Additional option grants after the second anniversary of the director's initial election to the Board will be determined by the Board.

The exercise price of options granted under the Directors' Plan must equal the fair market value of the Common Stock on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors' Plan are generally non-transferable. The Directors' Plan will terminate on August 15, 2005, unless earlier terminated by the Board.

In the event of a merger or consolidation, or a reverse merger or reorganization in which the Company is not the surviving corporation, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

During the last fiscal year, the Company granted options totaling
212,892 shares to six non-employee directors under the Directors' Plan. As of April 1, 1999, 7,031 options were exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal years ended December 31, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the Company's other executive officers who earned more than $100,000 during the year ended December 31, 1998 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                 Long-term
                                                Compensation
                                                   Awards
                             Annual Compensation ----------
                             ------------------- Securities  All Other
Name and                      Salary     Bonus   Underlying Compensation
Principal Position      Year    ($)      ($)(1)  Options (#)   ($)(2)
----------------------  ---- --------   -------  ----------- -----------
Phillip Berman (3)      1998 $206,577   $61,950        ---      $500
Chief Executive Officer 1997  170,065       ---        ---       ---

Douglas DeVivo (4)      1998  165,571    49,671    300,000       500
Chief Executive Officer 1997      ---       ---        ---    15,000
                        1996      ---       ---        ---    15,000

Stephen J. Weiss (5)    1998  200,077       ---        ---       500
Chief Executive Officer 1997  189,728    57,000        ---       500
                        1996  179,432    40,346        ---       500

John M. Burgess         1998  125,000   125,382(6) 100,000       500
Vice President, Sales   1997  125,000   110,529(6)     ---       500
                        1996  125,000   105,325(6)     ---       500

Linden J. Livoni        1998  150,053    22,260     45,000       500
Vice President,         1997  142,850    28,600        ---       500
Engineering             1996  129,717    27,100        ---       500

Dean MacIntosh          1998  117,211    29,130     45,000       500
Vice President and      1997   94,038    19,000        ---       500
Chief Financial Officer 1996   87,308    11,350      4,000       500

Mark Mariotti           1998  130,000    16,250     45,000       500
Vice President, General 1997  114,373    23,000	       ---       500
Manager, Imagraph       1996   95,713    10,000      2,500       500


--------------------------------
(1) Bonus payments are based on the individual's performance, the individual's salary level and the Company's overall financial performance. Also includes interest forgiven on loans from the Company to Messrs. Weiss, Burgess and Livoni.
(2) Consists of $500 per year in Company matching payments under its 401(k) Plan, and for Dr. DeVivo in 1997 and 1996, $15,000 of payments for consulting services provided by Dr. DeVivo.
(3) Dr. Berman was named Chief Executive Officer in November 1998. Dr. Berman became an employee of the Company in November 1997 when the acquisition of CompuRAD was completed. Of the 1997 salary disclosed for Dr. Berman, $140,000 was paid by CompuRAD and $30,065 was paid by Lumisys.
(4) Dr. DeVivo served as Chief Executive Officer from March 1998 until November 1998.
(5)  Mr. Weiss resigned as Chief Executive Officer in March 1998.
(6) Includes commission payments of $125,382, $110,529 and $104,643 in 1998, 1997 and 1996, respectively.


                   STOCK OPTION GRANTS AND EXERCISES

The Company has granted options to its executive officers under its 1987 Stock Option Plan and under its 1995 Stock Option Plan (the "1995
Plan"). As of April 1, 1999, options to purchase 106,519 shares remained available for grant under the 1995 Plan.

The following tables show for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

                                      Option Grants in 1998
                           Individual Grants

                          Percent-
                          age of
               Number of  Total                   Potential Realizable
               Securites  Options                   Value at Assumed
               Under-     Granted                 Annual Rates of Stock
               Lying      In                        Price Appreciation
               Options    Fiscal  Exercise  Exper-  for Option Term (4)
               Granted    1998    Price     ation   --------------------
Name             (#)(1)   (%)(2)  ($/Sh)(3) Date      5%(4)      10%($)
-----          --------   ------  --------- ------- --------  ----------
Phillip Berman      ---      ---        ---     ---      ---         ---
Douglas DeVivo  300,000    21.1%      $3.90  3/5/08 $731,090  $1,852,726
Stephen J. Weiss    ---      ---        ---     ---      ---         ---
John M. Burgess  25,000     1.8        4.30  6/9/08   67,803     171,825
                 50,000     3.6        3.30 10/7/08  102,195     258,983
                 25,000     1.8        3.90  3/5/08   60,924     154,394
Linden J. Livoni 22,500     1.6        4.30  6/9/08   61,022     154,642
                 22,500     1.6        3.90  3/5/08   54,832     138,954
Dean MacIntosh   22,500     1.6        4.30  6/9/08   61,022     154,642
                 22,500     1.6        3.90  3/5/08   54,832     138,954
Mark Mariotti    22,500     1.6        4.30  6/9/08   61,022     154,642
                 22,500     1.6        3.90  3/5/08   54,832     138,954

(1) Options granted become exercisable at the rate of 25% of the shares subject to the option on the first anniversary of the date of grant and 6.25% of the shares subject to the option each quarter thereafter for three years. The options expire 10 years from the date of grant, or earlier upon termination of employment.
(2) Based on an aggregate of 1,423,947 options granted to employees and directors of the Company in 1998, including to the Named Executive Officers.
(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.
(4) The potential realizable value is calculated assuming that the market price of the underlying security appreciates in value from date of grant to the end of the option term (ten years), at the indicated annual rate, compounded annually for the entire term of the option, and the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of its Common Stock.


  Aggregate Option Exercises in 1998 and December 31, 1998 Option Values

                                       Number of
                                       Securities         Value of
                                       Underlying        Unexercised
                                       Unexercised       In-the-Money
    	             Shares                Options            Options
	                Acquired              at December        at December
	                   On       Value     31, 1998 (#)      31, 1998($)(2)
                 Exercise  Realized    Exercisable/      Exercisable/
Name                (#)    ($)(1)      Unexercisable     Unexercisable
-----              ------  --------   ---------------   ----------------
Phillip Berman        ---       ---    16,240/---       $    ---/---
Douglas DeVivo      3,125    $7,109   176,563/125,000    159,611/109,375
Stephen J. Weiss    8,250   $39,394    20,312/4,688          ---/---
John M. Burgess    15,000   $35,063	  35,561/85,930      59,956/98,732
Linden J. Livoni   10,406   $39,728    16,406/30,938      18,956/20,303
Dean MacIntosh        ---       ---    29,515/35,735       9,228/20,303
Mark Mariotti         ---       ---    26,039/33,048      46,755/23,910

------------------------------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.
(2) Fair market value of the Company's Common Stock at December 31, 1998 ($4.75) minus the exercise price of the options multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENT

In November 1997, the Company entered into an employment agreement with Phillip Berman as the Company's President effective though November 1999. Under the agreement, in the event Dr. Berman's employment with the Company is terminated by the Company other than for cause, the officer is entitled to receive his base salary for up to twelve months.

   REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                      EXECUTIVE COMPENSATION

At December 31, 1998 the Compensation Committee of the Board of
Directors (the "Committee") was comprised of Mssrs. Kramlich and
Vanchieri and Dr. Lapan, none of whom have been an officer or employee of the Company. Mr. Vanchieri was appointed to the Compensation
Committee upon the resignation of Dr. Miller in August 1998.  The
Committee is responsible for establishing the Company's compensation for the executive officers.

The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus (or commission with respect to Mr. Burgess) and stock options.

Base Salary. The Committee meets at least annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, the Committee considers the following factors, in order of importance: competitive pay practices, individual performance, levels of responsibility, breadth of knowledge and prior experience. To provide the Committee with more information for making compensation comparisons, the Company surveys a group of comparable companies that have recently made public offerings or are publicly traded and have a capitalization similar to that of the Company. The companies appearing in this self-selected peer group survey include some companies that are not included in the Nasdaq or Dow Jones Advanced Technology Medical Devices indices as the Company desires to provide the committee with more information for making compensation comparisons. Analysis of the survey, determined that the executive officers' salaries are in the mid-range of comparable companies.

Bonus. The bonus program is a variable pay program for executive officers and other key employees of the Company. The Committee meets in January following the year of the awards to be made to determine the amount of the bonuses and set the performance objectives for the new year. The bonus award depends on the extent to which the Company and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value. For fiscal 1998, these goals were to complete the development of a Desktop Computed Radiography ("CR") device and successfully market it. These goals were met with the launch of the ACR 2000 in the fourth quarter of 1998. Bonuses were awarded, ranging from $22,000 to $62,000. With respect to Mr. Burgess, the Company's Vice President, Sales, no bonus payments are awarded, but rather commissions based solely on a percentage of sales during the fiscal year are made based on sales goals set by the Committee at the beginning of the fiscal year.

Stock Options. The Option Plans maintained by the Company have been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Initial grants of stock options are generally made to all eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in the job responsibilities, scope or title of such employment. Stock options under the Options Plans generally vest over a four-year period and expire ten years from the date of grant. The exercise price of such options is usually 100% of the fair market value of the underlying stock on the date of grant.

Guidelines for the number of stock options for each participant under the Option Plans are generally determined by a formula established by the Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options held by the officer and the total number of stock options to be awarded.

Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." The Compensation Committee has determined that stock options granted under the Company's 1995 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation" and any compensation recognized by a Named Executive Officer as a result of the grant of such a stock options is deductible by the Company.

CEO Compensation. The Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for the CEO. The CEO's salary is determined based on comparisons with recently public comparable companies.

Summary. Through the plans described above, a significant portion of the Company's compensation program for its executive officers (including the CEO) is contingent upon the Company's performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation during any given annual period.

                                                COMPENSATION COMMITTEE
                                                C. Richard Kramlich
                                                David Lapan, M.D.
                                                Austin E. Vanchieri

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At December 31, 1998 the Compensation Committee of the Board of
Directors was comprised of Mssrs. Kramlich and Vanchieri and Dr. Lapan, none of whom have been an officer or employee of the Company.

                PERFORMANCE MEASUREMENT COMPARISON (1)

The following graph shows the total stockholder return of an investment of $100 in cash on November 15, 1995 for (i) the Company's Common Stock,
(ii) the Nasdaq Stock Market Index ("Nasdaq") and (iii) the Dow Jones Advanced Technology Medical Devices Index ("Dow Jones ATMD"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year. Although the Securities and Exchange Commission regulations generally require the graph to cover a five-year period, the graph below covers the period between the commencement of public trading of the Company's stock on November 15, 1995 and December 31, 1998. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or to be indicative of possible future performance of the Company's Common Stock.

                      11/15/95  12/31/95  12/31/96  12/31/97  12/31/98
                      --------  --------  --------  --------  --------
Lumisys Incorporated   100.00    155.17    126.72      65.52    65.52
Industry Index         100.00    109.35    118.12     150.52   194.97
Broad Market           100.00     99.63    123.81     151.45   213.61

--------------------------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                             CERTAIN TRANSACTIONS

In November 1998, the Company loaned Dr. Berman $100,000 pursuant to a promissory note secured by the stock of the Company, bearing interest at the rate of 4.47% per year and due and payable in November 1999.

The Company believes that the foregoing transaction was in its best interests and was on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Dr. Berman, the Company's President and Chief Exectuive Officer, was, and certain of the Company's stockholders are, stockholders of ASR. Certain technology was transferred to CompuRAD at its inception by ASR. The terms and amount to be paid to ASR for such technology were subject to negotiations between the parties, which were finalized in July 1996. The final settlement, which is reflected in the accompanying financial statements as if it had occurred on January 1, 1993, called for CompuRAD to pay ASR a settlement consisting of common stock, a note payable, and a deferred payment of $541,676 due either in cash or stock. The technology was valued at $610,000, based on the value of consideration given, and was amortized over a three-year period beginning January 1, 1993. The technology is fully amortized on the accompanying balance sheets. The Company issued 86,749 and 32,226 shares of stock to ASR in November 1996 and September 1997 in full settlement of the deferred payment. The note payable consists of a $250,000 unsecured, non-interest bearing note which is payable on December 31, 2002. Original issue discount has been recorded to establish the effective interest rate of the note to 14% per annum. Unamortized original issue discount totaled $104,000 and $120,000 at December 31, 1998 and 1997, respectively.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                      By Order of the Board of Directors

                                      /s/ Andrei Manoliu
                                      ---------------------------------
                                      Andrei M. Manoliu
                                      Secretary

May 6, 1999


                                    PROXY

                            LUMISYS INCORPORATED

            Proxy Solicited on Behalf of the Board of Directors of
                 The Company for Annual Meeting June 17, 1999

The undersigned hereby constitutes and appoints Phillip Berman and Dean MacIntosh, his or her true and lawful agents and proxies with full power of substitution in each, to represent to the undersigned at the Annual Meeting of Stockholders of Lumisys Incorporated, to be held at the offices of Lumisys Incorporated, 225 Humboldt Court, Sunnyvale, California on Thursday, June 17, 1999 and at any adjournment thereof, on all matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Election of Directors.

Nominees:  C. Richard Kramlich and Robert J. Gallagher

For  / /         Withheld  / /


--------------------------------------------
/ / For all nominees except as noted above

2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 350,000 shares to an aggregate total of 1,250,000 shares.

    For  / /         Against  / /         Abstain  / /

3. To approve the amendment and restatement of the Company's 1995 Non-Employee Directors' Stock Option Plan, as amended, including an amendment to increase the number of shares of Common Stock authorized for issuance under the such plan by 300,000 to an aggregate total of 562,500.

    For  / /         Against  / /         Abstain  / /

4. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 1999.

    For  / /         Against  / /         Abstain  / /

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as you name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


------------------------------------------     --------------------
Signature                                      Date


------------------------------------------     --------------------
Signature                                      Date

MARK HERE IF YOU PLAN TO ATTEND THE MEETING  / /

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  / /



                          LUMISYS INCORPORATED
                         1995 STOCK OPTION PLAN
         Adopted by the Board Of Directors on September 12, 1995
            Approved by the Stockholders on October 11, 1995
                 Amended by the Board on March 5, 1998
               Approved by the Stockholders on June 9, 1998
                  Amended by the Board on March 18, 1999
               Approved by the Stockholders on _______, 1999

1.  Purposes.

(a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.
(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
(c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  Definitions.

(a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.
(b)  "Board" means the Board of Directors of the Company.
(c)  "Code" means the Internal Revenue Code of 1986, as amended.
(d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.
(e)  "Company" means Lumisys Incorporated, a Delaware corporation.
(f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.
(g) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.
(h)  "Covered Employee" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
(i)  "Director" means a member of the Board.
(j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(l) "Fair Market Value" means as of any date, the value of the Common Stock of the Company determined as follows:
    (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
    (2) If the common stock is quoted on the Nasdaq System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
    (3)In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.
(m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.
(o) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.
(p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(q)  "Option" means a stock option granted pursuant to the Plan.
(r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(s) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.
(t) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving compensation for personal services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.
(u)  "Plan" means this Lumisys Incorporated 1995 Stock Option Plan.
(v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(w)  "Securities Act" means the Securities Act of 1933, as amended.

Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).
(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
    (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.
    (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
    (3)  To amend the Plan or an Option as provided in Section 11.
    (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.
(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or
(2) are either (i) not Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

Shares Subject to the Plan.

(a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate One Million Two Hundred Fifty Thousand (1,250,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.
(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  Eligibility.

(a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.
(b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five
(5) years from the date of grant.
(c) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than Five Hundred Thousand (500,000) shares of the Company's common stock in any calendar year.

 Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)  Term.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.
(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or Nonstatutory Stock Option) may be granted with an option exercise price lower than set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.
(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or
(ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.
(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.
(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.
(f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
(g) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement) or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
(h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or
(ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
(i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.
(j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.
(k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.  Covenants of the Company.

(a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.
(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.  Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.  Miscellaneous.

(a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.
(b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.
(c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.
(d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
(e) (1) The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a ten percent (10%) stockholder (as defined in subsection 5(c)), not less than one hundred and ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date.
     (2) Shares subject to an Option canceled under this subsection 9(e) shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option under this subsection 9(e), resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(e) shall be applicable only to the extent required by
Section 162(m) of the Code.

10.  Adjustments Upon Changes In Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) of securities and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Options will be appropriately adjusted in the class(es) of securities and number of shares and price per share of stock subject to such outstanding Options.
(b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, then such Options shall be terminated if not exercised prior to such event; provided, however, that the time during which such Options may be exercised may, at the discretion of the Board, be accelerated and the Options terminated if not exercised prior to such event.

11.  Amendment Of The Plan And Options.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.
(b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12.  Termination or Suspension of the Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on September 11, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.
(b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.  Effective Date Of Plan.

The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.





                            LUMISYS INCORPORATED
               1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                          ADOPTED ON AUGUST 16, 1995
               APPROVED BY STOCKHOLDERS ON OCTOBER 11, 1995
                ADJUSTED FOR 1:4 STOCK SPLIT NOVEMBER 1995
                  AMENDED BY THE BOARD MARCH 5, 1998
            AMENDMENTS APPROVED BY STOCKHOLDERS ON  JUNE 9, 1998
                   AMENDED BY THE BOARD APRIL 27, 1999
           AMENDMENTS APPROVED BY STOCKHOLDERS ON  ________, 1999

                        TERMINATION:  AUGUST 15, 2005

1.  PURPOSE.

    (a) The purpose of the 1995 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Lumisys Incorporated (the "Company") who is not otherwise an employee of the Company (including a compensated Chairman of the Board of the Company) or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.
    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").
    (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).
    (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of paragraph 10 relating to
adjustments upon changes in stock, the stock that may be sold pursuant to options to purchase shares of common stock of the Company granted under the Plan (hereinafter referred to singularly as an "Option" and collectively as "Options") shall not exceed in the aggregate five hundred sixty-two thousand five hundred (562,500) shares of the
Company's common stock. If any Option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Option shall again become available for the Plan.
(b)	The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  ELIGIBILITY.

Options shall be granted only to Non-Employee Directors of the Company.

5.  NON-DISCRETIONARY AND DISCRETIONARY GRANTS.

    (a) Each person who is, on and after April 27, 1999, elected or appointed for the first time to be a Non-Employee Director, shall automatically, upon the later of (i) date of such person's initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company and (ii) the annual meeting of stockholders held in 1999 at which the amendments to this Plan are approved, be granted an Option to purchase twenty-five thousand (25,000) shares of common stock of the Company (an "Initial Grant") on the terms and conditions set forth herein.
    (b) On the first anniversary of the Initial Grant, each Non-Employee Director who received an Initial Grant and who is still serving as a Non-Employee Director shall automatically be granted an additional Option to purchase twenty-five thousand (25,000) shares of common stock of the Company (an "Anniversary Grant") on the terms and conditions set forth herein.
    (c) From and after June 17, 1999, each Non-Employee Director shall be eligible to receive discretionary grants of Options (a "Discretionary Grant") as may be approved by the Board of Directors; provided, however, that any Non-Employee Director who has previously received an Initial Grant shall not be eligible to receive Discretionary Grants until on or after the second anniversary of such person's Initial Grant.

6.  OPTION PROVISIONS.

Each Option shall be subject to the following terms and conditions:
    (a) The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Non-Employee Director of the Company terminates for any reason or for no reason, the Option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the Option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death. In any and all circumstances, an Option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e).
    (b) The exercise price of each Option shall be one hundred percent (100%) of the fair market value of the stock subject to such Option on the date such Option is granted.
(c)	Payment of the exercise price of each Option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than one thousand (1,000) shares; but when the number of shares being purchased upon an exercise of an Option is one thousand (1,000) or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:
        (i) Payment of the exercise price per share in cash at the time of exercise; or
        (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or
        (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.
Notwithstanding the foregoing, an Option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.
    (d) An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or by such person's guardian or legal representative. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.
    (e) Each Initial Grant and Anniversary Grant shall be fully vested and exercisable upon grant. Each Discretionary Grant shall become vested and exercisable as determined by the Board or the Committee.
Each Option granted prior to April 27, 1999 shall become vested and exercisable in accordance with the terms of the Plan as in effect on the date of grant of such Option.
    (f) The Company may require any optionee, or any person to whom an Option is transferred under subparagraph 6(d), as a condition of exercising any such Option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.
    (g) Notwithstanding anything to the contrary contained herein, an Option may not be exercised unless the shares issuable upon exercise of such Option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.  COVENANTS OF THE COMPANY.

    (a) During the terms of the Options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.
    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option granted under the Plan, or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from the applicable regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options.

8.  USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

9.  MISCELLANEOUS.

    (a) Neither an optionee nor any person to whom an Option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.
    (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.
    (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through such Non-Employee Director, shall have any right, title or interest in or to any Option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for such Non-Employee Director pursuant to an Option granted to him or her.
    (d) In connection with each Option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.
    (e) As used in this Plan, fair market value means, as of any date, the value of the Common Stock of the Company determined as follows:
        (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
        (ii) If the common stock is quoted on the Nasdaq System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
        (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and the Options outstanding under the Plan will be appropriately adjusted in the types of securities and the maximum number of shares subject to the Plan and the types of securities and the number of shares and price per share of stock subject to outstanding Options.
    (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation (other than a merger into a wholly owned subsidiary; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the time during which Options outstanding under the Plan may be exercised shall be accelerated and the Options terminated if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN.

    (a) The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, if such amendment requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange listing requirements.
    (b) Rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by such amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 15, 2005. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.
    (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.
(c)	The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

    (a) The Plan and any amendments thereto shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan and those amendments requiring stockholder approval are approved by the stockholders of the Company.
    (b) No Option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.






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